UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: April 16, 2008

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                      13-1502798       _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

AMR Corporation, the parent company of American Airlines, Inc. is filing herewith a press release issued on April 16, 2008 as Exhibit 99.1, which is included herein.  This press release was issued to announce that AMR has entered into a definitive agreement to sell American Beacon Advisors, Inc., its wholly owned asset-management subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  April 16, 2008

EXHIBIT INDEX

Exhibit Description

99.1 Press Release

Exhibit 99.1

CONTACT:      Andy Backover
           Corporate Communications
           Fort Worth, Texas
           817-967-1577
                      corp.comm@aa.com

FOR RELEASE: Wednesday, April 16, 2008

AMR CORPORATION ANNOUNCES AGREEMENT TO SELL
AMERICAN BEACON ADVISORS, INC. TO LIGHTHOUSE HOLDINGS, INC.,
AN AFFILIATE OF PHAROS CAPITAL GROUP, LLC AND TPG CAPITAL

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., announced today that it has reached a definitive agreement to sell American Beacon Advisors, Inc., its wholly owned asset-management subsidiary, to Lighthouse Holdings, Inc., which is owned by investment funds affiliated with Pharos Capital Group, LLC and TPG Capital, two leading private equity firms. AMR will receive total consideration of approximately $480 million.  While primarily a cash transaction, AMR will retain a minority equity stake in the business. AMR expects to close the sale this summer subject to satisfactory completion of customary closing conditions as well as the approval of the Board of Trustees of the American Beacon family of mutual funds, shareholders of the American Beacon family of mutual funds, and consents from other American Beacon clients.

AMR, which has been engaged in an ongoing strategic value review process related to certain businesses under the AMR umbrella, believes that the sale is in the best interests of AMR and its shareholders and will benefit American Beacon, its employees, customers and other stakeholders.  The sale is intended to allow AMR and its shareholders to recognize the full value of American Beacon while allowing AMR to focus on its core airline business.  American Beacon currently provides a number of services for AMR and its affiliates, including cash management for AMR and investment advisory services and investment management services for American’s pension, 401(k) and other health and welfare plans.  AMR anticipates that it will continue its relationships with American Beacon after the closing. However, to ensure that continuing relationships between American Beacon and American’s pension, 401(k) and other health and welfare plans after closing satisfy the fiduciary duties and other rules that apply to these plans, an independent third party has been engaged to review and approve any such continuing relationships.
In addition to currently providing these investment management services and asset oversight services to AMR, American Beacon currently serves as the investment manager of the American Beacon Funds, a family of mutual funds with both institutional and retail shareholders, and provides customized fixed income portfolio management services.  Subject to the approval of the shareholders of the American Beacon family of mutual funds, it is anticipated that American Beacon will continue to be investment manager for the mutual funds.
American Beacon Advisors has consistently grown since its creation in 1987, adding new products and growing average assets under management to $65 billion in 2007.  For 2007, on a separate company basis, American Beacon’s gross revenue was $101 million and income before income taxes was approximately $48 million, both of which increased approximately 40 percent over 2006.
 “The decision comes after a careful evaluation of the strategy that we believe will deliver the most value to our shareholders and create the ownership structure that makes the most sense for American Beacon,” said AMR Chairman and CEO Gerard Arpey.  “What started out more than 20 years ago as a smart way to manage AMR’s benefit plans and cash has evolved and grown significantly into a successful financial management and advisory firm that is fully capable of standing on its own and is well positioned to pursue further growth opportunities outside of AMR.” Arpey added that AMR is looking forward to engaging American Beacon for cash management services after the transaction closes and will remain actively engaged with American Beacon through a 10 percent ownership interest.
“Pharos and TPG believe that the asset management business is a robust  sector, in which American Beacon is a strong leader, with an outstanding, 20-year track record of performance in multiple asset classes across a variety of investment cycles,” said Kneeland Youngblood, co-founder and managing partner of Pharos Capital.  “We look forward to working with the American Beacon team and TPG to fully leverage its strengths into industry-leading growth as well as continuing its superior customer service and performance.  And, we welcome the opportunity to work with AMR not only as a significant client, but also as a long-term partner.”
“Having significantly grown our third-party revenue over the past several years, we believe the timing of the divestiture is just right for our company, our customers and our employees,” said American Beacon Advisors Chairman William F. Quinn.  “We’re looking forward to focusing on growing our core business, while continuing to serve the needs of our customers and building on our successful history under a new ownership structure. Our management team and employees are excited about the many opportunities that this transaction will present to American Beacon, and our customers can rest assured that we intend to provide the same high level of service and expertise that they have come to expect from American Beacon in the past.”

Credit Suisse advised AMR on the transaction and Rothschild Inc. continues to advise AMR in its ongoing strategic value review. Merrill Lynch & Co. acted as exclusive financial advisor to Pharos Capital and TPG Capital.

About AMR Corporation
AMR is the parent company of American Airlines and American Eagle Airlines. American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve more than 250 cities in more than 40 countries and territories with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning website, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance®, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve nearly 700 destinations in over 140 countries and territories. American Airlines, Inc. and American Eagle are subsidiaries of AMR Corporation (NYSE: AMR).

About American Beacon Advisors, Inc.
American Beacon Advisors, Inc. is an experienced provider of investment advisory services to institutional and retail markets. American Beacon Advisors serves defined benefit plans, defined contribution plans, foundations, endowments, corporations and other institutional investors. The pension and short-term cash assets of American Airlines are managed by American Beacon Advisors. American Beacon Advisors also manages the American Beacon Funds, a series of low-cost, no-load mutual funds open to institutional investors, retirement accounts such as IRAs and individual investors. The Fund family currently includes several portfolios spanning a variety of longer-range investments from international and domestic equity through balanced portfolios. They also include short-term investment options including The Intermediate Bond Fund, The Short-Term Bond Fund and two money market funds.

About Pharos Capital Group, LLC
Based in Dallas and Nashville, Pharos Capital Group invests through three private equity funds. Pharos maintains a broad and diverse limited partner base comprised of public, private and Taft-Hartley plans.  Pharos primarily invests in companies seeking later stage equity funding for internal growth, acquisitions, management buyouts or recapitalizations across industry sectors, with particular focus on health care, business services (including financial services), and applied technology.  To learn more about Pharos Capital Group, LLC, please visit www.pharosfunds.com.

About TPG Capital
TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992 with more than $50 billion of assets under management and offices in San Francisco, London, Hong Kong, New York, Minneapolis, Fort Worth, Melbourne, Menlo Park, Moscow, Mumbai, Beijing, Shanghai, Singapore and Tokyo.  TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings.  TPG Capital’s investments span a variety of industries including financial services, travel and entertainment, technology, industrials, retail, consumer, media and communications and healthcare.  Please visit www.tpg.com.

Forward-Looking Statements

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; fleet plans; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

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Current AMR Corp. news releases can be accessed on the Internet.
The address is:  http://www.aa.com